Exhibit 99.1

Evolent Health Announces First Quarter 2020 Results

WASHINGTON, D.C., May 7, 2020 – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter ended March 31, 2020.

Highlights from the first quarter of 2020 announcement include (all comparisons are to the quarter ended March 31, 2019):

•	GAAP revenue of $247.3 million, an increase of 25.0%.

•	Net loss attributable to common shareholders of Evolent Health, Inc. of $(77.8) million, and Adjusted EBITDA of $3.6 million.

•	Lives on platform of approximately 3.4 million.

•	Evolent adds two new healthplan partners that will leverage New Century Health’s specialty care management services.

Frank Williams, chief executive officer of Evolent Health, Inc., commented, “I’m extremely proud of our rapid and comprehensive response to support our partners during the COVID-19 public health crisis. In the last several weeks, we developed a COVID-19 risk stratification model to identify members as high-risk; mobilized outreach to several hundred thousand of those members; and worked collaboratively with our partners to provide guidance on the virus while also addressing broader health and social needs. We are confident that our work meaningfully supported our payer and provider partners in their efforts to flatten the curve and reduce mortality rates in their respective communities.”

Mr. Williams commented, “In terms of our results for the quarter, we are pleased that we met our key financial, operational and new business objectives. Based on our experience to date with the COVID-19 crisis, we believe our business remains well-positioned in the market given the mission-critical nature of our service offering, as well as our diversified customer base and focus on Medicaid. In addition, we are continuing to make significant progress on our margin enhancement efforts while expanding and diversifying our national network of payer and provider partners. As a result, we continue to feel confident in achieving the revenue and profit targets for 2020 that we outlined at the beginning of the year. We of course acknowledge that this is an evolving situation, and we are closely monitoring the overall health care environment, as well as each of our businesses, to ensure we are prepared to address any important issues, should they arise.”

Mr. Williams continued, “It is also heartening to see the relevance of our data infrastructure and predictive analytics, as well as our population health orientation and virtual care management capabilities in today’s environment. Our ability to impact vulnerable patient populations and drive demonstrable improvements in health outcomes has never been more relevant in the face of constrained resources and cost pressure across the health care landscape. Accordingly, we are continuing to see significant interest in our service offerings as reflected in our current pipeline and we’re excited to add two new partners to our national network. First, Emblem Health, one of the nation's largest non-profit health insurers, will be deploying a value-based New Century Health offering in New York to support its adult Medicaid and Medicare Advantage populations, as well as a portion of its Commercial and Individual Exchange members. Second, a large regional not-for-profit health plan based in the Northeast has also entered into a partnership with New Century Health to provide comprehensive oncology management services to more than 185,000

Medicaid, Dual-Eligible and Exchange members with a focus on medical oncology, radiation therapy and genetic testing. We are incredibly excited to launch new partnerships with these two highly-respected health plans with strong reputations in their respective communities.”

Mr. Williams concluded, “Overall, it has been an honor to support our partners during an incredibly challenging period and their dedication and commitment to community health has been extraordinary. Our focus over the coming weeks and months will be on deploying creative solutions that leverage our unique assets to try and limit incidence rates and mortality, as well as supporting patients with broader health needs. From a broader business perspective, we remain focused on driving growth and margin expansion across the remainder of the year to support our key financial and strategic objectives. Specifically, we have strong visibility into a minimum of 20% revenue growth in our Services business for this year, achieving our goal of becoming cash flow positive by this fall, and driving a strong exit run rate on the bottom line as we enter 2021.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•	Revenue of $247.3 million and $197.8 million for the three months ended March 31, 2020 and 2019, respectively, an increase of 25.0%;

◦
Services revenue of $221.4 million and $153.7 million for the three months ended March 31, 2020 and 2019, respectively, before intersegment eliminations of $(6.3) million and $(3.1) million, respectively; and

◦
True Health premiums revenue of $32.4 million and $47.4 million for the three months ended March 31, 2020 and 2019, respectively, before intersegment eliminations of $(0.2) million and $(0.3) million, respectively.

•	Cost of revenue of $175.7 million and $117.4 million for the three months ended March 31, 2020 and 2019, respectively, an increase of 49.6%.

•	True Health claims expenses of $23.7 million and $37.8 million for the three months ended March 31, 2020 and 2019, respectively, a decrease of (37.3)%.

•	Selling, general and administrative expenses of $54.7 million and $74.8 million for the three months ended March 31, 2020 and 2019, respectively, a decrease of (26.9)%.

•	Net loss attributable to common shareholders of Evolent Health, Inc. of $(77.8) million and $(46.7) million for the three months ended March 31, 2020 and 2019, respectively.

•	Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(0.92) and $(0.59) for the three months ended March 31, 2020 and 2019, respectively.

Adjusted Results

•	Adjusted Revenue of $247.3 million and $198.4 million for the three months ended March 31, 2020 and 2019, respectively, an increase of 24.7%;

◦
Adjusted Services Revenue of $221.4 million and $154.3 million for the three months ended March 31, 2020 and 2019, respectively, before intersegment eliminations of $(6.3) million and $(3.1) million, respectively; and

◦
True Health premiums revenue of $32.4 million and $47.4 million for the three months ended March 31, 2020 and 2019, respectively, before intersegment eliminations of $(0.2) million and $(0.3) million, respectively.

•	Adjusted Cost of Revenue of $172.5 million and $115.8 million for the three months ended March 31, 2020 and 2019, respectively, an increase of 48.9%.

•	True Health claims expenses of $23.7 million and $37.8 million for the three months ended March 31, 2020 and 2019, respectively, a decrease of (37.3)%.

•	Adjusted selling, general and administrative expenses of $47.5 million and $59.5 million for the three months ended March 31, 2020 and 2019, respectively, a decrease of (20.2)%.

•	Adjusted EBITDA of $3.6 million and $(14.8) million for the three months ended March 31, 2020 and 2019, respectively.

•	Adjusted Loss Available to Common Shareholders of $(12.1) million and $(25.3) million for the three months ended March 31, 2020 and 2019, respectively.

•	Adjusted Loss per Share Available to Common Shareholders of $(0.14) and $(0.31) for the three months ended March 31, 2020 and 2019, respectively.

Total cash and cash equivalents and investments as of March 31, 2020, was $87.2 million.

Business Outlook

We are not providing forward looking guidance for GAAP reported financial measures. A reconciliation of forward looking Adjusted EBITDA financial measures to net loss attributable to common shareholders of Evolent Health, Inc., the most comparable GAAP financial measure, is provided in the “Guidance Reconciliation” table below.

For the full year 2020, Adjusted Revenue is expected to be in the range of approximately $935.0 million to $985.0 million.  The components of Adjusted Revenue include Adjusted Services revenue, which is forecasted to be approximately $830.0 million to $870.0 million, and True Health premiums revenue, which is forecasted to be approximately $125.0 million to $135.0 million; intersegment eliminations are forecasted to be approximately $(20.0) million for the full year. Adjusted EBITDA is expected to be in the range of approximately $24.0 million to $32.0 million.

For the three months ended June 30, 2020, Adjusted Revenue is expected to be in the range of approximately $236.0 million to $247.0 million.  The components of Adjusted Revenue include Adjusted Services revenue, which is forecasted to be approximately $210.0 million to $220.0 million, and True Health premiums revenue, which is forecasted to be approximately $30.0 million to $32.0 million; intersegment eliminations are forecasted to be approximately $(4.0) million to $(5.0) million for the quarter. Adjusted EBITDA is expected to be in the range of approximately $5.0million to $8.0 million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its first quarter and full year performance this evening, May 7, 2020, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

###

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Bob East	Kim Conquest
443.213.0500	540.435.2095
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	KConquest@evolenthealth.com

Financial Statement Presentation

Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Services Adjusted EBITDA, True Health Adjusted EBITDA, Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Earnings (Loss) per Share Available to Common Shareholders and Adjusted Weighted-Average Common Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue are defined as transformation services revenue and platform and operations services revenue, respectively, before the effect of intersegment eliminations and adjusted to exclude the impact of purchase accounting adjustments.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are not expected to reoccur frequently (e.g. acquisition-related costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of infrequent adjustments such as goodwill impairment, equity method investment impairment and one-time adjustments, such as severance costs, and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude equity method investment impairment, loss from equity method investees, loss on disposal of assets, changes in fair value of contingent consideration and indemnification asset, other income (expense), net, net loss attributable to non-controlling interests, ASC 606 transition adjustments, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs, and other infrequently occurring adjustments.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Common Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude, income (loss) from equity method investees, (provision) benefit for income taxes, other income (expense), net, gain on disposal of assets, goodwill impairment, changes in fair value of contingent consideration and indemnification assets, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs and other one-time adjustments.

Adjusted Weighted-Average Common Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Common Shareholders is defined as Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Weighted-Average Common Shares and Adjusted Earnings (Loss) per Share Available to Common Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2020	2019
Revenue
Transformation services	$5,238	$3,353
Platform and operations services	209,900	147,292
Premiums	32,147	47,111
Total revenue	247,285	197,756

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	175,653	117,441
Claims expenses	23,667	37,757
Selling, general and administrative expenses	54,698	74,838
Depreciation and amortization expenses	16,138	14,266
Loss on disposal of assets	6,447	—
Change in fair value of contingent consideration and indemnification asset	(3,818)	100
Total operating expenses	272,785	244,402
Operating loss	(25,500)	(46,646)
Interest income	919	1,060
Interest expense	(6,285)	(3,562)
Impairment of equity method investments	(46,133)	—
Loss from equity method investees	(412)	(424)
Other income (expense), net	(71)	427
Loss before income taxes and non-controlling interests	(77,482)	(49,145)
Provision (benefit) for income taxes	270	(496)
Net loss	(77,752)	(48,649)
Net loss attributable to non-controlling interests	—	(1,910)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(77,752)	$(46,739)

Loss per Common Share
Basic and diluted	$(0.92)	$(0.59)

Weighted-Average Common Shares Outstanding
Basic and diluted	84,793	79,335

Comprehensive loss
Net loss	$(77,752)	$(48,649)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(153)	24
Total comprehensive loss	(77,905)	(48,625)
Total comprehensive loss attributable to non-controlling interests	—	(1,910)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(77,905)	$(46,715)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$67,944	$101,008
Restricted cash	61,854	27,523
Restricted investments	817	817
Total current assets	258,473	228,801
Investments, at amortized cost	19,279	18,558
Intangible assets, net	291,627	308,459
Goodwill	569,797	572,064
Total assets	1,451,754	1,498,015

Accounts payable	80,035	37,488
Long-term debt, net of discount	296,676	293,667
Total liabilities	603,682	568,968

Total shareholders' equity (deficit) attributable to Evolent Health, Inc.	848,072	922,358
Non-controlling interests	—	6,689
Total liabilities and shareholders' equity (deficit)	1,451,754	1,498,015

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2020	2019
Net cash and restricted cash used in operating activities	$(20,541)	(25,709)
Net cash and restricted cash used in investing activities	(10,807)	(25,478)
Net cash and restricted cash provided by (used in) financing activities	32,574	(109,665)
Effect of exchange rate on cash and cash equivalents and restricted cash	41	(19)
Net increase (decrease) in cash and cash equivalents and restricted cash	1,267	(160,871)
Cash and cash equivalents and restricted cash as of beginning-of-year	128,531	388,325
Cash and cash equivalents and restricted cash as of end-of-year	$129,798	227,454

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended March 31, 2020			For the Three Months Ended March 31, 2019			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$5,238	$—	$5,238	$3,353	$—	$3,353	$1,885	56.2%	$1,885	56.2%
Platform and operations services (1)	209,900	—	209,900	147,292	596	147,888	62,608	42.5%	62,012	41.9%
Premiums	32,147	—	32,147	47,111	—	47,111	(14,964)	(31.8)%	(14,964)	(31.8)%
Total revenue	247,285	—	247,285	197,756	596	198,352	49,529	25.0%	48,933	24.7%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (2)	175,653	(3,153)	172,500	117,441	(1,609)	115,832	58,212	49.6%	56,668	48.9%
Claims expenses	23,667	—	23,667	37,757	—	37,757	(14,090)	(37.3)%	(14,090)	(37.3)%
Selling, general and administrative expenses (3)	54,698	(7,207)	47,491	74,838	(15,297)	59,541	(20,140)	(26.9)%	(12,050)	(20.2)%
Depreciation and amortization expenses (4)	16,138	(6,027)	10,111	14,266	(5,735)	8,531	1,872	13.1%	1,580	18.5%
Loss on disposal of assets	6,447	(6,447)	—	—	—	—	6,447	—%	—	—%
Change in fair value of contingent consideration	(3,818)	3,818	—	100	(100)	—	(3,918)	(3,918.0)%	—	—%
Total operating expenses	272,785	(19,016)	253,769	244,402	(22,741)	221,661	28,383	11.6%	32,108	14.5%
Operating income (loss)	$(25,500)	$19,016	$(6,484)	$(46,646)	$23,337	$(23,309)	$21,146	45.3%	$16,825	72.2%

Total operating expenses as a percentage of total revenue	110.3%		102.6%	123.6%		111.8%
————

(1)
Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.6 million for the three months ended March 31, 2019, resulting from our acquisitions and business combinations.

(2)
Adjustments to cost of revenue include $0.4 million and $0.8 million in stock-based compensation expense for the three months ended March 31, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of approximately $0.4 million for the three months ended March 31, 2020, resulting from acquisitions and business combinations. The adjustments also include approximately $0.8 million, related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment, for the three months ended March 31, 2019. Adjustments for the three months ended March 31, 2020 also include $2.4 million of one-time severance costs.

(3)
Adjustments to selling, general and administrative expenses include $3.1 million and $3.7 million in stock-based compensation expense for the three months ended March 31, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of $0.4 million and $0.9 million for the three months ended March 31, 2020 and 2019, respectively, resulting from acquisitions and business combinations. Adjustments for the three months ended March 31, 2020 and 2019 also include $3.7 million and $10.6 million of one-time severance costs, respectively.

(4)
Adjustments to depreciation and amortization expenses of approximately $6.0 million and $5.7 million for the three months ended March 31, 2020 and 2019, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(in thousands, unaudited)

	Services	True Health	Intersegment Eliminations	Consolidated
Revenue
For the Three Months Ended March 31, 2020
Services:
Transformation services	$5,238	$—	$—	$5,238
Platform and operations services	216,195	—	(6,295)	209,900
Services revenue	221,433	—	(6,295)	215,138
True Health:
Premiums	—	32,387	(240)	32,147
Total revenue	$221,433	$32,387	$(6,535)	$247,285

For the Three Months Ended March 31, 2019
Services:
Transformation services	$3,353	$—	$—	$3,353
Platform and operations services	150,351	—	(3,059)	147,292
Services revenue	153,704	—	(3,059)	150,645
True Health:
Premiums	—	47,376	(265)	47,111
Total revenue	$153,704	$47,376	$(3,324)	$197,756

	Services	True Health	Segments Total
For the Three Months Ended March 31, 2020
Adjusted EBITDA	$3,876	$(249)	$3,627

For the Three Months Ended March 31, 2019
Adjusted EBITDA	$(15,499)	$721	$(14,778)

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2020	2019
Net loss attributable to common shareholders of Evolent Health, Inc.	$(77,752)	$(46,739)
Less:
Interest income	919	1,060
Interest expense	(6,285)	(3,562)
(Provision) benefit for income taxes	(270)	496
Depreciation and amortization expenses	(16,138)	(14,266)
EBITDA	(55,978)	(30,467)
Less:
Impairment of equity method investees	(46,133)	—
Loss from equity method investees	(412)	(424)
Loss on disposal of assets	(6,447)	—
Change in fair value of contingent consideration and indemnification asset	3,818	(100)
Other income (expense), net	(71)	427
Net loss attributable to non-controlling interests	—	1,910
Purchase accounting adjustments	—	(596)
Stock-based compensation expense	(3,508)	(4,537)
Severance costs	(6,103)	(10,602)
Amortization of contract cost assets	(440)	(754)
Acquisition-related costs	(309)	(1,013)
Adjusted EBITDA	$3,627	$(14,778)

Adjusted EBITDA per Common Share
Basic and diluted	$0.04	$(0.19)

Weighted-Average Common Shares Outstanding
Basic and diluted	84,793	79,335

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Common
Shareholders to Net Loss Available to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2020	2019
Net Loss Available to Common Shareholders - Basic and Diluted (a)	$(77,752)	$(46,739)
Less:
Loss from equity method investees	(412)	(424)
Other income (expense), net	(71)	431
Loss on disposal of assets	(6,447)	—
Impairment of equity method investees	(46,133)	—
Change in fair value of contingent consideration and indemnification asset	3,818	(100)
Net loss attributable to non-controlling interests	—	1,910
Purchase accounting adjustments	(6,027)	(6,331)
Stock-based compensation expense	(3,508)	(4,537)
Severance costs	(6,103)	(10,602)
Amortization of contract cost assets	(440)	(754)
Acquisition-related costs	(309)	(1,013)
Adjusted Loss Available to Common Shareholders (b)	$(12,120)	$(25,319)

Loss per Share Available to Common Shareholders - Basic and Diluted (a) (1)	$(0.92)	$(0.59)

Adjusted Loss per Share Available to Common Shareholders (b) (2)	$(0.14)	$(0.31)

Weighted-average common shares - basic and diluted (1)	84,793	79,335
Adjusted Weighted-Average Common Shares (3)	84,793	82,525
————

(1)	For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Common to Diluted Weighted-Average Common Shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Common
Shares to Diluted Weighted-Average Common Shares
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2020	2019
Weighted-average common shares - diluted	84,793	79,335
Assumed conversion of Class B common shares to Class A common shares (1)	—	3,190
Adjusted Weighted-Average Common Shares	84,793	82,525
————

(1)	All Class B common shares were converted to Class A common shares as of December 31, 2019.

Evolent Health, Inc.
Guidance Reconciliation
(in thousands, unaudited)

	For the Three Months Ended June 30, 2020	For the Year Ended December 31, 2020
Net loss attributable to common shareholders of Evolent Health, Inc.	$(22,400)	$(138,903)
Less:
Interest expense	(5,200)	(21,000)
Income tax expense	—	(270)
Depreciation and amortization expenses	(16,500)	(66,000)
EBITDA	(700)	(51,633)
Less:
Impairment of equity method investments	—	(46,133)
Loss on disposal of assets	—	(6,447)
Change in fair value of contingent consideration and indemnification asset	—	3,818
Other income (expense), net	—	(71)
Stock-based compensation expense	(3,750)	(15,000)
Severance costs	(2,000)	(10,000)
Amortization of contract cost assets	(450)	(1,800)
Acquisition-related costs	(1,000)	(4,000)
Adjusted EBITDA	$6,500	$28,000

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the potential negative impact of the COVID-19 pandemic;

•
the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with Passport or another significant partner, or multiple partners in the aggregate;

•
uncertainty relating to expected future revenues from Passport, and the value of our investment in Passport, including as a result of the ongoing Medicaid request for proposal process in the Commonwealth of Kentucky;

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework, including the potential impact of policy changes;

•	uncertainty in the public exchange market;

•	the uncertain impact of CMS waivers to Medicaid rules and changes in membership and rates;

•	the uncertain impact the results of elections may have on health care laws and regulations;

•	our ability to effectively manage our growth and maintain an efficient cost structure;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments, alliances and joint ventures, including the partnership with GlobalHealth, the acquisition of assets from New Mexico Health Connections (“NMHC”), and the acquisitions of Valence Health Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), Aldera Holdings, Inc. (“Aldera”), NCIS Holdings, Inc. (“New Century Health”), and Passport, which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders;

•	our ability to consummate opportunities in our pipeline;

•	risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans (including in Florida), premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;

•	our ability to attract new partners and successfully capture new growth opportunities;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target markets;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to governmental payer audits and actions, including whistleblower claims;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures, including with respect to privacy of health information;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	True Health’s ability to enter the individual market;

•	the risk of a significant reduction in the enrollment in our health plan;

•	our ability to accurately underwrite performance-based risk-bearing contracts;

•	risks related to our offshore operations;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the impact of additional goodwill and intangible asset impairments on our results of operations;

•
our indebtedness, our ability to service our indebtedness, the impact of covenants in our credit agreement on our business, our ability to access the delayed draw loan under our credit facility and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	our adjusted results may not be representative of our future performance;

•	the impact of litigation, including the ongoing class action lawsuit;

•	the impact of changes in accounting principles and guidance on our reported results;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement described herein;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG Global, LLC (along with its affiliates, “TPG”);

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the conditional conversion feature of the 2025 Notes, which, if triggered, could require us to settle the 2025 Notes in cash;

•	the impact of the accounting method for convertible debt securities that may be settled in cash;

•	the potential volatility of our Class A common stock price;

•	the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale;

•
provisions in our second amended and restated certificate of incorporation and second amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•
provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock; and

•	our ability to maintain effective internal control over financial reporting.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2019, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.